UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

APYX MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
☐	Fee paid previously with preliminary materials.

APYX MEDICAL CORPORATION

5115 Ulmerton Road

Clearwater, Florida 33760

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

On behalf of the Board of Directors (the “Board”) of Apyx Medical Corporation (the “Company”), you are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 6, 2026 at 9:00 a.m. Eastern Standard Time at the offices of Ruskin Moscou, Faltischek, P.C. located at 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556, Telephone No. (516) 663-6600.

Information Concerning Solicitation and Voting

The Board is soliciting proxies for the Annual Meeting to be held on August 6, 2026. This Proxy Statement contains information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.

A notice of internet availability of proxy materials is being mailed to stockholders on or about June 27, 2026. The executive office of our Company is located at 5115 Ulmerton Road, Clearwater, Florida 33760, telephone number (727) 384-2323.

At the Annual Meeting, the Company’s stockholders will be asked to:

1.	Elect five (5) directors to the Board to serve until the 2027 Annual Meeting of Stockholders (the “Director Proposal”);

2.	Ratify RSM US LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026 (the “Auditor Proposal”);

3.	Approve a non-binding advisory resolution supporting the compensation of our named executive officers (the “Say-on-Pay Proposal”);

4.	Approve the Company's 2026 Share Incentive Plan (the “Incentive Plan Proposal”); and

5.	Transact such other business that may properly come before the meeting.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board unanimously recommends that you vote “FOR” the Board’s nominees for the Director Proposal (Proposal 1); “FOR” the Auditor Proposal (Proposal 2); “FOR” the Say-on-Pay Proposal (Proposal 3); “FOR” the Incentive Plan Proposal (Proposal 4); and, in the proxy holder’s best judgment, as to any other matters that may properly come before the Annual Meeting.

All stockholders are invited to attend the Annual Meeting. The close of business on June 15, 2026 is the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Consequently, only stockholders whose names appear on our books as owning our common stock at the close of business on June 15, 2026 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any adjournment or postponement of the Annual Meeting in person, we request that you vote by telephone, over the Internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, bank or other nominee, and you receive notice of the Annual Meeting through your broker, bank or other nominee, please vote or complete and return the materials in accordance with the instructions provided to you by such broker, bank or other nominee or contact your broker, bank or other nominee directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

The accompanying Proxy Statement contains important information concerning the Annual Meeting, including information as to how to cast your vote. We encourage you to read the accompanying Proxy Statement and other annexes to the Proxy Statement carefully and in their entirety.

Your vote is important to us. Please complete, sign, date and promptly return the proxy card, vote online or vote by phone, so that your shares will be represented whether or not you attend the Annual Meeting. Returning a proxy card will not deprive you of your right to attend the Annual Meeting and vote your shares in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD AUGUST 6, 2026:

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDING DECEMBER 31, 2025 ARE AVAILABLE IN THE INVESTOR RELATIONS SECTION OF OUR WEBSITE AT WWW.APYXMEDICAL.COM.

By order of the Board of Directors

Dated: June 26, 2026	/s/ Stavros Vizirgianakis
Stavros Vizirgianakis
Executive Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the accompanying Proxy Statement. Any representation to the contrary is a criminal offense.

The accompanying Proxy Statement is dated June 26, 2026 and a notice of availability is being mailed to stockholders on or about June 27, 2026.

APYX MEDICAL CORPORATION

5115 Ulmerton Road

Clearwater, Florida 33760

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board”) of Apyx Medical Corporation (the “Company”) is soliciting proxies for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. Eastern Standard Time on August 6, 2026 at the offices of Ruskin, Moscou, Faltischek, P.C., located at 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556, Telephone No. (516) 663-6600.

This Proxy Statement and the accompanying proxy materials are being made available or distributed to you on or about June 27, 2026. A Notice of Internet Availability of Proxy Materials is being mailed to stockholders on or about June 27, 2026. Our executive office is located at 5115 Ulmerton Road, Clearwater, Florida 33760.

We will bear the expense of soliciting proxies. These expenses will include the preparation and mailing of proxy materials for the Annual Meeting. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients. We may conduct further solicitation personally or telephonically through our directors, officers, and employees, none of whom will receive additional compensation for assisting with the solicitation.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the annexes to this Proxy Statement, each of which you should read carefully.

WHAT IS A PROXY?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker, bank or other nominee in order to vote your shares in person at the Annual Meeting.

WHAT IS A PROXY STATEMENT?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

WHO IS SOLICITING YOUR VOTE?

The Board is soliciting your vote for the 2026 Annual Meeting being held at 9:00 a.m. Eastern Standard Time on August 6, 2026, at the offices of Ruskin, Moscou, Faltischek, P.C., located at 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556.

WHAT WILL YOU BE VOTING ON?

(1) Election of five (5) directors to the Board (the “Director Proposal”); (2) Ratification of RSM US LLP, as the Company’s auditors for the fiscal year ending December 31, 2026 (the “Auditor Proposal”); (3) Approval of a non-binding advisory resolution supporting the compensation of our named executive officers (the “Say-on-Pay Proposal”); (4) Approval of the 2026 Share Incentive Plan (the “Incentive Plan Proposal”); and (5) any other matters which may properly come before the meeting.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on June 15, 2026 (the “Record Date”). The Record Date was established by the Board as required by Delaware law. On the Record Date, 41,912,040 shares of common stock were issued and outstanding.

HOW MANY VOTES DO STOCKHOLDERS HAVE?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting. You will have one vote for every share of common stock you owned of record on the Record Date.

There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the outstanding shares of common stock entitled to vote represented in person or by proxy at the Annual Meeting constitute a quorum. Abstentions and broker non-votes will count for purposes of determining whether a quorum exists, but not for voting purposes.

HOW MAY I VOTE MY SHARES?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

(a) How may I vote my shares in person at the meeting?

If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., on the Record Date, you are considered, with respect to those shares, the stockholder of record, and a notice of availability is being sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Since you are a beneficial owner and not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares in its name, giving you the right to vote the shares at the Annual Meeting.

(b) How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included in the materials forwarded by the broker or nominee. If you have telephone or Internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included in the materials forwarded by your stockbroker or nominee and mailing it in the enclosed, postage paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

WHAT ARE THE BOARD’S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

The Board unanimously recommends that you vote your shares as follows:

•	Proposal 1 - FOR each of the Board’s nominees for directors;
•	Proposal 2 - FOR the Auditor Proposal;
•	Proposal 3 - FOR the Say-on-Pay Proposal; and
•	Proposal 4 - FOR the Incentive Plan Proposal.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the designated proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

•	Proposal 1 - FOR each of the Board’s nominees for directors;
•	Proposal 2 - FOR the Auditor Proposal;
•	Proposal 3 - FOR the Say-on-Pay Proposal; and
•	Proposal 4 - FOR the Incentive Plan Proposal.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be able to vote those shares. See “What are Broker Non-Votes?” below.

WHAT ARE “BROKER NON-VOTES”?

Broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial owner in “street name” are not voted with respect to a proposal because the beneficial owner has not provided voting instructions and the broker, bank or other nominee lacks discretionary authority to vote the shares on that proposal.

If your shares are held in street name, you generally are entitled to instruct your broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your broker, bank or other nominee may vote your shares in its discretion on certain matters considered “routine” under applicable stock exchange rules, but may not vote your shares on matters considered “non-routine.” Non-routine matters include, among other things, the election of directors, including uncontested director elections, advisory votes on executive compensation and approvals of equity compensation plans.

Proposal 1, Proposal 3 and Proposal 4 are considered non-routine matters. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee with respect to Proposal 1, Proposal 3 or Proposal 4, your shares will not be voted on those proposals and will be treated as broker non-votes with respect to those proposals.

Proposal 2 is considered a routine matter, and, accordingly, if you do not provide voting instructions to your broker, bank or other nominee with respect to Proposal 2, your broker, bank or other nominee may vote your shares in its discretion on Proposal 2.

•

For Proposal 1, each of the five (5) nominees for director receiving a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected (the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee). Abstentions and broker non-votes will have no effect on the outcome of the proposal. Abstentions will be counted for purposes of determining whether a quorum is present.

•

For Proposal 2, the affirmative vote of the majority of the votes cast by stockholders at the Annual Meeting by the holders of shares entitled to vote thereon is required to approve the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will not be counted as votes cast “for” or “against” the proposal and therefore will have no effect on the outcome, although abstentions will be counted for purposes of determining whether a quorum is present. Because Proposal 2 is considered a routine matter, we do not expect broker non-votes to occur with respect to this proposal.

•

For Proposal 3, the affirmative vote of the majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” this proposal and therefore will have no effect on the outcome. Abstentions will be counted for purposes of determining whether a quorum is present. The advisory votes with respect to executive compensation will neither be binding on the Company or the Board, nor will they create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on, the Company or the Board. However, the Board values the opinions expressed by the stockholders in this advisory vote and will consider the outcome of this vote in determining its compensation policies.

•

For Proposal 4, the affirmative vote of the majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting is required to approve the 2026 Share Incentive Plan. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” this proposal and therefore will have no effect on the outcome. Abstentions will be counted for purposes of determining whether a quorum is present.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 41,912,040 shares of common stock issued and outstanding and entitled to vote. Thus, the holders of 20,956,021 shares of common stock must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares of common stock present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

CAN YOU CHANGE YOUR VOTE?

(a) Can a stockholder change his or her vote?

Yes. Any registered stockholder who voted by proxy or in person may change his or her vote at any time before recording the votes on the date of the Annual Meeting.

(b) How can I change my vote after I return my proxy card?

Provided you are the stockholder of record or have a legal proxy from your nominee, you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing and submitting a new proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

WHAT IF YOU VOTE “ABSTAIN”?

A vote to “abstain” on any proposal indicates that your shares will not be voted “for” or “against” that proposal. Abstentions will not be counted as votes cast and therefore will have no effect on the outcome of Proposals 1, 2, 3, or 4.

Abstentions are considered present for purposes of determining whether a quorum is present at the Annual Meeting.

CAN YOUR SHARES BE VOTED IF YOU DO NOT RETURN YOUR PROXY AND DO NOT ATTEND THE ANNUAL MEETING?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner. Broker non-votes count for quorum purposes but not for voting purposes.

If you do not attend and vote your shares which are registered in your name or if you do not otherwise fill out the proxy card and vote by proxy, or vote by telephone or by using the Internet, your shares will not be voted.

HOW CAN I ATTEND THE ANNUAL MEETING?

Only stockholders as of the Record Date (or their proxy holders) may attend the Annual Meeting. All stockholders seeking admission to the Annual Meeting must present photo identification. If you hold your shares in street name, to gain admission to the Annual Meeting you also must provide proof of ownership of your shares as of the record date. Proof of ownership may be a letter or account statement from your broker, bank or other holder of record.

Stockholders who wish to attend the Annual Meeting in person will need to register in advance by notifying the Company’s Secretary no later than 10:00 a.m. on July 31, 2026, at the following address, telephone number or email address: 5115 Ulmerton Road, Clearwater, Florida 33760, telephone number (727) 384-2323, email address investor.relations@apyxmedical.com, of their intention to attend the Annual Meeting. Registration will be on a first-come, first-served basis. Only stockholders as of the Record Date who have registered in advance and have a valid confirmation of registration will be admitted to the Annual Meeting. Please note that due to space constraints, we will not be able to provide access to the Annual Meeting to any stockholders who have not registered in advance.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is actually voted.

WHAT IS HOUSEHOLDING OF ANNUAL MEETING MATERIALS?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statement and annual reports. This means that only one copy of our Proxy Statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact the Secretary at the following address, telephone number or email: 5115 Ulmerton Road, Clearwater, Florida 33760, telephone number (727) 384-2323, email address investor.relations@apyxmedical.com. If you want to receive separate copies of this Proxy Statement or the Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

DO STOCKHOLDERS HAVE DISSENTERS’ RIGHTS?

Stockholders do not have dissenters’ rights of appraisal with respect to any of the proposals being voted on.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

You may receive more than one set of voting materials, including multiple copies of the Notice of Annual Meeting or this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a notice for shares held in your name and a notice or voting instruction card for shares held in street name. Please follow the directions provided in the notice and each additional notice or voting instruction card you receive to ensure that all your shares are voted.

WHAT ARE THE SOLICITATION EXPENSES AND WHO PAYS THE COST OF THIS PROXY SOLICITATION?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use our officers and employees to ask for proxies, as described below.

WHERE CAN I FIND VOTING RESULTS?

We expect to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days following the Annual Meeting.

WHO CAN HELP ANSWER MY QUESTIONS?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to herein. If you have any questions, need additional material, or require assistance in voting your shares, please feel free to contact us at (727) 384-2323.

PROPOSAL ONE

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Governance and Nominating Committee of the Board has unanimously recommended to the Board, and the Board has unanimously nominated five (5) persons consisting of Stavros Vizirgianakis, Charles D. Goodwin, Lawrence J. Waldman, Minnie Baylor-Henry and Wendy Levine, each a current director, for re-election to the Board.

Each director serves from the date of election until the next annual meeting of stockholders and until a successor is duly elected and qualified. The accompanying proxy card will be voted in favor of the persons named above to serve as directors, unless the stockholder indicates to the contrary on the proxy card. See “Information Regarding Executive Officers, Directors and Director Nominees” for biographical information as to each nominee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE FIVE NOMINEES PROPOSED BY THE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD.

Information Regarding our Board

Our Certificate of Incorporation and Bylaws provide for our Company to be managed by or under the direction of the Board. Under our Certificate of Incorporation and Bylaws, the number of directors is fixed from time to time by the Board. The maximum number of directors permitted pursuant to our Certificate of Incorporation and Bylaws is nine. Currently, the number of Board seats constituting the entire Board is currently set at five, and the number of directors currently serving is five, leaving no vacancies on the Board. The Board currently has three members who have been determined to be “independent” as defined by the applicable rules of Nasdaq and the Securities and Exchange Commission. These “independent” directors are Lawrence J. Waldman, Minnie Baylor-Henry, and Wendy Levine. Our common stock is listed on the Nasdaq Global Select Market under the symbol “APYX”.

The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required. Written or electronic materials are distributed in advance of meetings as a general rule and our Board schedules meetings with, and presentations from, members of our senior management on a regular basis and as required.

Directors are elected at the Annual Meeting and hold office until our next annual meeting of stockholders and until their successors are elected and qualified. Officers are appointed by the Board and serve at the pleasure of the Board.

The Board held seven (7) meetings during the 2025 fiscal year. Throughout the year and from time-to-time the Board will hold informal meetings on an as needed basis. All of the directors attended 100% of the meetings of the Board and of the committees on which they served. While we encourage all members of the Board to attend Annual Meetings of Stockholders, there is no formal policy as to their attendance.

Legal Proceedings Involving Directors

There were no legal proceedings involving the nominees to the Board in the past ten years.

Board Leadership

On May 7, 2024, the Board appointed Stavros Vizirgianakis to serve as a director and non-executive Chairman of the Board, and on June 11, 2026, the Board appointed Mr. Vizirgianakis as Executive Chairman of the Board. The Board has no formal policy with respect to separation of the positions of Chairperson and CEO or with respect to whether the Chairperson should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time. We believe Mr. Vizirgianakis is best suited for leading discussions, at the Board level, regarding performance relative to our corporate strategy and these discussions account for a significant portion of the time devoted at our Board meetings.

On June 11, 2026, the Company entered into a letter agreement with Stavros Vizirgianakis, in connection with Mr. Vizirgianakis’ appointment as Executive Chairman of the Board.

Pursuant to the agreement and his appointment as Executive Chairman, Mr. Vizirgianakis will provide strategic leadership and governance oversight, assist management with the execution of corporate initiatives, support investor engagement, advise on capital markets and corporate development matters, and engage in other such comparable duties. Mr. Vizirgianakis will not serve as an officer or employee of the Company, and will not be designated as an “executive officer” of the Company for purposes of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

The Chief Executive Officer of the Company, Charles D. Goodwin, is tasked with the responsibility of implementing our corporate strategy.

The independent directors appointed Lawrence J. Waldman as the Lead Independent Director. The Lead Independent Director is appointed by the Board and is responsible for coordinating the activities of the independent directors and coordinating with the Chairperson and CEO of the Company to set agendas for Board meetings and chair executive sessions of the independent directors. The Lead Independent Director is also responsible for meeting, from time to time, with the Company’s Compensation Committee to discuss the CEO’s performance.

The Company’s Corporate Governance Policies also contain several features which the Company believes will ensure that the Board maintains effective and independent oversight of management, including the following:

•

Executive sessions without management and non-independent directors present are a standing Board agenda item. Executive sessions of the independent directors are held at any time requested by an independent director and, in any event, are held in connection with all regularly scheduled Board meetings.

•	The Board regularly meets in executive session with the CEO without other members of management present and without the CEO present.

•	All Board committee members are independent directors. The committee chairs have authority to hold executive sessions without management and non-independent directors present.

Board Evaluations

The Board has adopted a policy to evaluate its performance and effectiveness as well as that of the four standing committees on an annual basis. The purpose of the evaluation is to track progress in certain areas targeted for improvement from year to year and to identify ways to enhance the Board’s effectiveness. As part of the evaluation, each director may complete a written questionnaire developed by the Governance and Nominating Committee to provide anonymous feedback on the effectiveness of the Board, the Committees, as well as each individual director’s own contributions. The collective ratings and comments of the directors are compiled and then presented to the Governance and Nominating Committee and to the full Board for discussion and action as necessary.

Risk Management

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at our committee levels, the Board, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through its interactions with management and committee reports about risks we face in the course of our business. Our Audit Committee also takes an active role in risk assessment and risk management.

INFORMATION REGARDING EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES

The following table sets forth the names, ages and positions within the Company of each of our directors, director nominees, executive officers and key employees.

Name	Age	Position	Director Since
Stavros Vizirgianakis	55	Chairperson of the Board	May 2024
Charles D. Goodwin	60	Chief Executive Officer and Director	December 2017
Matthew Hill	57	Chief Financial Officer, Treasurer and Secretary	N/A
Moshe Citronowicz	73	Senior Vice President	N/A
Shawn Roman	55	Chief Operating Officer	N/A
Lawrence J. Waldman	79	Lead Independent Director	March 2011
Minnie Baylor-Henry	78	Director	August 2019
Wendy Levine	53	Director	August 2021

Knowledge, Skills and Experience Matrix

The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our directors bring to the Board to enable effective oversight. This matrix is intended only to provide a summary of our directors’ qualifications and is not a complete listing of each director’s strengths and contributions to the Board. Additional information on each director is set forth in their respective biography.

Knowledge, Skills and Experience Matrix
	Vizirgianakis	Goodwin	Waldman	Baylor- Henry	Levine
Public Company Board Experience	X	X	X	X
Financial	X	X	X	X
Risk Management		X	X	X
Accounting			X
Corporate Governance/Ethics	X	X	X	X
Legal/Regulatory	X	X		X
HR/Compensation	X	X	X
Executive Experience	X	X	X	X	X
Operations	X	X
Strategic Planning/Oversight	X	X	X	X	X
Sales and Marketing	X	X			X
Technology	X		X
Medical Device Industry	X	X		X

Stavros Vizirgianakis, age 55, Chairperson of the Board of Directors since May 2024, is an investor and strategic advisor to companies in the medical device field. On June 11, 2026, the Company entered into a letter agreement with Mr. Vizirgianakis, in connection with his appointment as Executive Chairman of the Board.

He currently serves on the Board of Directors at the following healthcare companies: Theragenics Corporation; Xtant Medical Holdings, Inc. (NYSE American: XTNT); and Medinotec, Inc. (OTCQX: MDNC). Mr. Vizirgianakis previously served on the Board of Directors at Bioventus Inc. (Nasdaq: BVS), Neurolutions, Inc., Tenaxis Medical and Tally Surgical, Inc.

Mr. Vizirgianakis is the former Chief Executive Officer of medical device company, Misonix, Inc., which he led from 2016 through the company’s acquisition by Bioventus Inc. in 2021. He previously served as Managing Director of the Medical Devices business at Ascendis Health Limited (JSE: ASC) from 2014 to 2016. Mr. Vizirgianakis co-founded Surgical Innovations, one of the largest privately-owned medical device distributors in the African region, which later became part of Ascendis Health Limited. His career in the medical device industry also includes experience serving as Director of Sales for sub-Saharan Africa at United States Surgical Corporation and as General Manager of South Africa at Tyco Healthcare. Mr. Vizirgianakis holds a degree in Commerce from the University of South Africa. The Company believes Mr. Vizirgianakis is qualified to serve as the Executive Chairman of the Board and as a Director given his extensive experience in the medical device industry.

Charles D. Goodwin, age 60, Chief Executive Officer and a Director of Apyx Medical since December 2017, is an accomplished senior executive with over 30 years of experience in the healthcare industry. Before joining Apyx Medical in December 2017, Mr. Goodwin was the Chief Executive Officer of MIS Implants Technologies, Inc., a privately held company specializing in dental implants. Prior to this position, Mr. Goodwin spent more than 11 years with Olympus/Gyrus ACMI in a variety of commercial and leadership roles of increasing responsibility. Mr. Goodwin began as a regional sales director for Gyrus in 2002 and was later promoted to Vice President of Sales, overseeing the Company’s strong commercial ramp and assisting Gyrus’ executive leadership team in the successful acquisition of American Cytoscope Makers, or “ACMI”, for $500 million in 2005. As President of Gyrus ACMI’s surgical division, Mr. Goodwin developed the company’s global distribution network and achieved average annual sales growth of 35% for three consecutive years, resulting in a promotion to President of Worldwide Sales in 2007. As President of Worldwide Sales for Gyrus ACMI, Mr. Goodwin was responsible for a global business with approximately 700 employees and was a key contributor to the successful sale of Gyrus ACMI to Olympus for $2.2 billion in 2008. Mr. Goodwin served as Group Vice President of Olympus Corporation’s global surgical energy group, where he was responsible for commercial strategy, R&D and operations for a business with more than 500 employees worldwide. Mr. Goodwin held this position for five years before joining MIS Implants Technologies, Inc. in 2014. In March, 2022 Mr. Goodwin joined the Board of ZSX Medical, LLC, a clinical stage medical device company improving minimally-invasive surgery. Mr. Goodwin holds a B.A. in Finance and Economics from Eastern Washington University. The Company believes Mr. Goodwin is qualified to serve as a Director given his over 30 years of experience in the medical device industry.

Matthew Hill, age 57, Chief Financial Officer, Treasurer and Secretary since December 2023. Prior to joining Apyx Medical, Mr. Hill served as the Chief Financial Officer of PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech”), a clinical-stage immunotherapy company, where he led all aspects of the company’s budgeting, forecasting, financial management and reporting. Prior to joining PDS Biotech, he served as Chief Financial Officer of Strata Skin Sciences (Nasdaq: SSKN), a medical technology company developing, commercializing and marketing products for the treatment of dermatologic conditions, from 2018 to 2021. Prior to joining Strata Skin Sciences, Mr. Hill served as Chief Financial Officer at several companies, including Velcera, Inc., which developed pet medication for the companion animal health industry, and EP MedSystems, which developed and marketed cardiac electrophysiology products. He was also a Senior Manager at the international accounting and consulting firm, Grant Thornton LLP. Mr. Hill holds a Bachelor of Science in Accounting from Lehigh University.

Moshe Citronowicz, age 73, Senior Vice President since 2012, came to the United States in 1978 and has worked in a variety of manufacturing and high technology industries. In October 1993, Mr. Citronowicz joined the Company as Vice President of Operations and served as our Chief Operating Officer until November 2011. Currently, he is serving as the Senior Vice President.

Shawn Roman, age 55, Chief Operating Officer since November 2024, joined the Company in October 2014 and has served as Vice President of Research and Development since June 2015. In this role, he has been responsible for new product and technology development as well as the clinical research supporting the safety and efficacy of the Company’s Renuvion product portfolio. Prior to joining the Company, Mr. Roman served as Engineering Manager and then General Manager of the Co-Innovation Florida location of Coorstek Medical, a privately held company specializing in providing product development and manufacturing services to orthopedic medical device companies. Prior to joining Coorstek, Mr. Roman spent more than 14 years with the craniomaxillofacial division of what is now Zimmer Biomet in a variety of product development roles of increasing responsibility including Vice President of Research and Development. Mr. Roman holds a Bachelor of Science in Mechanical Engineering from the University of Florida and a Bachelor of Physics from Jacksonville University.

Lawrence J. Waldman, CPA, age 79, Director since March 2011, Lead Independent Director, and Audit Committee Chair. Mr. Waldman has over 50 years of experience in public accounting. Mr. Waldman currently serves as a senior advisor to First Long Island Investors, LLC, an investment and wealth management firm since May 2016. Prior to that Mr. Waldman served as an advisor to the accounting firm of EisnerAmper LLP, where he was previously the Partner-in-Charge of Commercial Audit Practice Development for Long Island since September 2011. Prior to joining EisnerAmper LLP, Mr. Waldman was the Partner-in-Charge of Commercial Audit Practice Development for Holtz Rubenstein Reminick, LLP from July 2006 to August 2011. Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972. Mr. Waldman was elected to the Board of Directors of Comtech Telecommunications Corp. in August of 2015 and since December 2015, serves as Chair of its Audit Committee, and from December 2021 to March 2024, served as its Lead Independent Director. In October 2016, Mr. Waldman was appointed and subsequently in December 2016 elected to the Board of Directors of CVD Equipment Corporation, and serves as the Chair of the Audit Committee and as Lead Independent Director. In January 2021, Mr. Waldman was appointed to serve as non-Executive Chairman of the Board of CVD Equipment Corporation. Mr. Waldman also served through October 2018 as a member of the Board of Directors of Northstar/ RXR Metro Income Fund, a non-traded Real Estate Investment Trust, where he also had served as a member of its Audit Committee starting in 2014. Mr. Waldman also served as a member of the State University of New York’s Board of Trustees and as Chair of its Audit Committee. He previously served as the Chairman of the Board of Trustees of the Long Island Power Authority and as Chair and a member of the Finance and Audit Committee of its Board of Trustees. Mr. Waldman meets the definition of a financial expert as defined by the SEC and the Nasdaq Global Select Market. The Company believes Mr. Waldman is qualified to serve as Director, Audit Committee Chair and Lead Independent Director because of his over 50 years of experience in public accounting, his positions on various boards and business experience.

Minnie Baylor-Henry, age 78, Director and Regulatory Compliance Committee Chairperson since August 2019. Ms. Baylor-Henry has over 25 years of regulatory affairs experience. She is the President of B-Henry & Associates, LLC, a consulting firm that she founded to provide regulatory strategic support to life sciences companies. Prior to starting her consulting company, she held various executive level positions over a 15-year period at Johnson & Johnson (J&J). Before retiring from J&J in 2015, she was the Worldwide Vice President of Regulatory Affairs-Medical Devices. During her time at J&J, she also had served as the Vice President-Medical & Regulatory Affairs in the Over-the Counter Group, as well as Senior Director, Regulatory Affairs- Pharmaceuticals. Ms. Baylor-Henry also worked for Deloitte & Touche (2008-2010) as the National Director Regulatory Affairs- Life Sciences. Prior to joining the private sector, she worked for the US Food & Drug Administration (1991-1999) in many roles, including serving as the Director of the Division of Drug, Marketing, Advertising & Communications and the FDA’s National Health Fraud Coordinator.

From 2018 to 2025, Ms. Baylor-Henry served on the Board of Directors of scPharmaceuticals, a publicly-held company focused on developing technologies that enable subcutaneous administration of therapies until it was acquired by another company. In 2021 she stepped down from the Board of Directors of PolarityTE, a publicly- held regenerative medicine company. She joined the Board of Directors of Paratek Pharmaceuticals, a publicly-held company focused on solutions for patients with infectious diseases, which was acquired by private equity in 2023. In March, 2022, she joined the Board of Directors of Lantheus Holdings, LLC, an innovative diagnostics and targeted therapeutics company. Ms. Baylor-Henry received her pharmacy degree from Howard University’s College of Pharmacy and a law degree from Catholic University’s Columbus School of Law. The Company believes Ms. Baylor-Henry is qualified to serve as Director and Regulatory and Compliance Committee Chairperson because of her extensive experience in global and regulatory management and compliance.

Wendy Levine, age 53, Director, has over 25 years of healthcare marketing and advertising experience across the pharmaceutical, biotech, medical device and vaccine sectors. Prior to her retirement in 2024, Ms. Levine was Group President and head of the advertising business at 21GRAMS, part of Real Chemistry, a global health innovation company that she founded with her partners in 2018. From 2003 to 2007, Ms. Levine worked at Johnson & Johnson, where she served as Group Product Director in the Specialty Pharmaceuticals Business Unit and then as Director, Stakeholder Marketing in the Medical Device Business Unit. From 2007 to 2009, Ms. Levine held the position of Senior Director of Marketing for the influenza portfolio at Novartis Vaccines. From 2009 to 2014, a love for advertising brought her to the agency world, where she rose through the ranks within account management at The Bloc. From 2014 to 2015, Ms. Levine held the role of EVP, Managing Director at McCann Health. From 2015 to 2017, she worked as Director of Client Services at GSW. Ms. Levine received her bachelor’s degree in interdisciplinary studies (economics and Western European culture) from the University of Pittsburgh and a master’s degree in education from Beaver College (Arcadia University). The Company believes Ms. Levine is qualified to serve as Director because of her extensive experience in marketing and advertising.

COMMITTEES OF OUR BOARD

We have a standing Audit Committee, Compensation Committee, Governance and Nominating Committee and Regulatory Compliance Committee.

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee reviews and discusses with management and our independent accountants the annual audited and quarterly financial statements (including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and matters required to be discussed by the applicable requirements of the PCAOB), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of our independent accountants, and prepares the Audit Committee Report included in its Annual Report in accordance with rules and regulations of the Securities and Exchange Commission. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Audit Committee also acts as a qualified legal compliance committee.

The meetings of the Committee are designed to facilitate and encourage communication among the Committee, the Company and the Company’s independent auditor. The Committee discussed with the Company’s Independent Auditor the overall scope and plans for their respective audits. The Committee meets with the independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal controls; and the overall quality of the Company’s financial reporting.

At December 31, 2025, the Audit Committee consisted of four independent members of the Board of Directors, Lawrence J. Waldman, Stavros Vizirgianakis, Minnie Baylor-Henry, and Wendy Levine. As a smaller reporting company, we are required to have at least two independent members comprising our Audit Committee in accordance with Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of Nasdaq. During 2025, Mr. Waldman served as the Audit Committee Chairperson and financial expert. The Audit Committee meets as often as it determines necessary but not less frequently than once every fiscal quarter.

A copy of the Audit Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary. A copy of the Audit Committee Charter is available in the Investor Relations section of our website at www.apyxmedical.com.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the board and committees thereof. The Governance and Nominating Committee also provides oversight to the Company over its Environmental, Social and Governance (“ESG”) initiatives. At December 31, 2025, our Governance and Nominating Committee consisted of four independent members of the Board of Directors: Stavros Vizirgianakis who serves as Chairperson, Lawrence J. Waldman, Wendy Levine and Minnie Baylor-Henry. The Governance and Nominating Committee meets as often as it determines necessary, but not less than once a year.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. As more specifically described in such person’s individual biographies set forth above, our directors possess relevant and industry-specific experience and knowledge in the medical, engineering and business fields, as the case may be, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy. The Governance and Nominating Committee annually reviews and makes recommendations to the Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable regulatory requirements.

The Governance and Nominating Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our stockholders. The Governance and Nominating Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in existing independence requirements of Nasdaq and the Securities and Exchange Commission, the business, scientific or engineering experience currently desired on the Board, geography, the nominee’s industry experience, and the nominee’s general ability to enhance the overall composition of the Board.

The Governance and Nominating Committee does not have a formal policy on diversity; however, in recommending directors, the Board and the Committee consider the specific background and experience of the Board members and other personal attributes in an effort to provide a diverse mix of capabilities, contributions and viewpoints which the Board believes enables it to function effectively as the Board of a company with our size and nature of business.

If a Stockholder wishes to nominate a candidate to be considered for election as a director at the 2026 Annual Meeting of Stockholders, he or she must submit nominations in accordance with the procedures set forth in “Stockholder Proposals For Next Annual Meeting.” If a Stockholder wishes simply to propose a candidate for consideration as a nominee by the Governance and Nominating Committee, he or she should submit any pertinent information regarding the candidate to the members of the Governance and Nominating Committee of Apyx Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760.

A copy of the Governance and Nominating Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary. A copy of the Governance and Nominating Committee Charter is available in the Investor Relations section of our website at www.apyxmedical.com.

Compensation Committee

The Compensation Committee is responsible for overseeing our compensation and employee benefit plans (including those involving the issuance of our equity securities) and practices, including formulating, evaluating and approving the compensation of our executive officers and reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer. At December 31, 2025, our Compensation Committee consisted of four independent members of the Board of Directors: Wendy Levine who serves as Chairperson, Stavros Vizirgianakis, Lawrence J. Waldman and Minnie Baylor-Henry. The Compensation Committee meets as often as it determines necessary, but not less than once a year.

A copy of the Compensation Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary. A copy of the Compensation Committee Charter is available in the Investor Relations section of our website at www.apyxmedical.com.

Regulatory Compliance Committee

The Regulatory Compliance Committee is responsible for matters relating to the Company’s overall non-financial regulatory and compliance strategies and systems. Specifically, the Committee provides oversight of management’s efforts to comply with the requirements for a medical device company operating in a highly regulated environment with respect to healthcare compliance, product quality and safety, and other areas as directed by the Board. At December 31, 2025, our Regulatory Compliance Committee consisted of four independent members of the Board of Directors: Minnie Baylor-Henry who serves as Chairperson, Stavros Vizirgianakis, Lawrence J. Waldman and Wendy Levine. The Regulatory Compliance Committee meets as often as it determines necessary, but not less than once a year.

In carrying out its responsibilities, the Committee reviews and discusses with management the implementation and enforcement of policies, procedures, risk management and compliance programs related to the Company’s adherence with applicable laws and regulations in the areas of healthcare compliance, product quality and safety and regulatory affairs.

A copy of the Regulatory Compliance Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary. A copy of the Regulatory Compliance Committee Charter is available in the Investor Relations section of our website at www.apyxmedical.com.

The table below indicates the current membership of each committee and how many times the Board and each committee met and/or acted by written consent in 2025:

			Governance and		Regulatory
	Board	Audit	Nominating	Compensation	Compliance
Stavros Vizirgianakis	Chair	Member	Chair	Member	Member
Charles D. Goodwin	Member
Lawrence J. Waldman	Member	Chair**	Member	Member	Member
Minnie Baylor-Henry	Member	Member	Member	Member	Chair
Wendy Levine	Member	Member	Member	Chair	Member
Number of Meetings*	7	4	1	4	4

*	Includes formal meetings and actions by written consent
**	Mr. Waldman has also been designated the Audit Committee’s financial expert as well as the Board’s Lead Independent Director.

Stockholder Communications

The Board provides a process by which stockholders may communicate with the Board, including our independent directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to any director or the entire Board of Directors of Apyx Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760. All mail received at the above address that is addressed to the Board or any individual director will be relayed by the Company to the Board or such individual director. On a periodic basis, all such communications will be compiled by the Secretary and submitted to the Board or the individual director to whom the communications are addressed.

Code of Ethics

A copy of our Code of Ethics (the “Code”), which expressly includes the fiduciary responsibilities of the CEO and CFO, is available on our website at https://apyxmedical.com/physician-investor-relations/#corpgovernance and is reviewed on an annual basis. We also have made available a whistleblower hotline that provides a mechanism for reporting breaches of the Code in an anonymous manner.

Review and acknowledgement of the Code is required of all new employees as part of the on-boarding process, and of all existing employees on an annual basis.

Insider Trading Policy

The Company has adopted an insider trading policy that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, as well as their immediate family members and others who may have access to material nonpublic information concerning the Company, and that is designed to promote compliance with insider trading laws, rules and regulations. A copy of our Insider Trading Policy is contained within the Code.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2025.

Although we qualify as a “smaller reporting company” as defined by the SEC, which allows us to take advantage of scaled-back disclosure requirements, we are including more extensive narrative about our executive compensation program in an effort to be more transparent. We are also committed to keeping an open dialogue with our stockholders to help ensure that we have a regular pulse on investor perspectives and, as we continue to grow, we intend to further enhance our outreach efforts during 2026 and into the future.

Name	Position
Charles D. Goodwin	President, CEO and Director
Moshe Citronowicz	Senior Vice President
Matthew Hill	Chief Financial Officer
Shawn Roman	Chief Operating Officer

2025 Business Overview and Recent Operating Highlights

We are a surgical aesthetics company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Platform Technology products marketed and sold as Renuvion® and the AYON Body Contouring SystemTM (“AYON”) in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion and J-Plasma offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. AYON is an FDA-cleared, surgeon-designed body contouring system that combines precision, versatility, and innovation in an all-in-one platform. It seamlessly integrates fat removal, closed loop contouring, and Renuvion’s tissue contraction and electrosurgical capabilities, empowering surgeons to deliver comprehensive body contouring treatments for patients. We also leverage our deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers.

Below are key financial and operational highlights:

•	Total revenue of $52.8 million, representing growth of 9.9% year-over-year
•	Surgical Aesthetics revenue of $45.3 million, representing growth of 17.4% year-over-year
•	Loss from operations of $6.4 million, vs. $18.8 million in 2024

On May 13, 2025, we announced that we had received 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) for AYON. We completed the soft launch of AYON, leveraging our relationships with key surgeons in critical geographies. Additionally, we commenced the commercial launch of AYON in September 2025.

AYON was developed with a focus on versatility and innovation. AYON has been designed to be the only device a surgeon needs for comprehensive body contouring solutions. This all-in-one system integrates advanced modalities to perform multiple functions seamlessly, removing unwanted fat, enhancing tissue contraction and addressing the full range of patient needs from contouring to aesthetic enhancement. The initial submission for AYON includes the following:

•	Infiltration
•	Dual aspiration to facilitate simultaneous users
•	Ultrasound-assisted liposuction
•	Electrocoagulation to support procedures requiring removal of excess tissue
•	Volume enhancement capabilities
•	Renuvion treatment to address loose and lax skin

On October 13, 2025, we announced that we had submitted the 510(k) premarket notification to the FDA for the label expansion of AYON to include power liposuction. We anticipate receiving clearance in the second quarter 2026.

On July 28, 2025, we announced the launch of Renuvion in China following receipt of initial market clearance from the National Medical Products Administration of China.

On November 18, 2025, we entered into an underwriting agreement where we sold 2,762,431 shares of common stock at an offering price of $3.62. After deducting incremental direct costs of the Offering, the Company’s net proceeds were approximately $9.1 million.

WHAT GUIDES OUR COMPENSATION PROGRAM

General Compensation Philosophy

The primary objective of our compensation program for employees, including our compensation program for executive officers, is to attract, retain and motivate qualified individuals and reward them in a manner that is fair to all stockholders. We strive to provide incentives for every employee that reward them for their contribution to the Company.

Performance-Driven and Stockholder-Aligned

A portion of a NEO’s total compensation should be variable (“at-risk”) and linked to the achievement of specific short and long-term performance objectives and designed to drive stockholder value creation.

Competitively-Positioned

Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we employ the best people to lead our success.

Responsibly-Governed	Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

Elements of Pay

With these objectives in mind, our Board has built executive and non-executive compensation programs that consist of three principal elements - base salary, performance bonuses and grants of stock options.

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Performance Bonuses (Annual Incentives)	Cash (Variable)	Reward executive officers for delivering on annual financial and/or strategic objectives that contribute to the creation of stockholder value.
Long-Term Incentives	Equity (Variable)

Provide incentives for executive officers to execute on longer-term financial goals that drive the creation of stockholder value, support the Company’s retention strategy, and provide alignment with the interests of our stockholders.

The Decision-Making Process

The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at apyxmedical.com. The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Compensation Committee.

The Role of Management. Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. The CEO reviews his recommendations pertaining to other executives (non-NEO) pay with the Compensation Committee providing transparency and oversight. Decisions on non-NEO pay are made by the CEO. The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.

The Role of the Independent Consultant. The Compensation Committee, in prior years, has engaged an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs.

The Role of Peer Group Companies. The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at comparable companies, which we define as our compensation peer group. The Compensation Committee has looked to its independent compensation consultant and performed an independent review by its Chairperson to provide and analyze competitive market data for each NEO, comparing each of their individual components of compensation and total compensation to market.

BIOLASE, Inc.	Pulmonx Corporation
CVRx, Inc.	Sensus Healthcare, Inc.
CytoSorbents Corporation	TELA Bio, Inc.
Electromed, Inc.	Utah Medical Products, Inc.
Neuronetics, Inc.	Xtant Medical Holdings, Inc.
NeuroPace, Inc.

The results of the survey and independent review confirmed that, consistent with our desired philosophy, our compensation arrangements were competitive with the marketplace, with some variation by individual.

2025 Executive Compensation Program

Base Salary

We pay base salaries to our Executive Officers in order to provide a consistent level of pay that sustained individual performance warrants. We also believe that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

The annual base salaries of our Executive Officers are determined by our Compensation Committee and approved by the Board of Directors. All salary decisions are based on each Executive Officer’s level of responsibility, experience and recent and past performance, as determined by the Compensation Committee. The Compensation Committee benchmarks base salaries using a major independent consulting firm and using their recommendations and other information the Committee evaluates and establishes the base compensation for our executives.

Name	2025	2024	% Change
Charles D. Goodwin	$501,800	$501,800	—%
Matthew Hill	$425,000	$425,000	—%
Moshe Citronowicz	$323,960	$323,960	—%
Shawn Roman	$305,760	$305,760	—%

Performance Bonus

Historically, the Compensation Committee has set performance-based cash incentive bonus targets, which are designed to provide an opportunity for our senior executives, including our NEOs, to earn an annual incentive, paid in cash, based on the achievement of certain financial targets and/or strategic priorities. An executive’s incentive target is a percentage of their base salary. In 2025, there was no formal bonus program. The table below discloses the annual incentive targets for each NEO for 2025:

	2025 Base Salary	Bonus Target	Bonus at Target
Name	($)	(% of Base Salary)	($)
Charles D. Goodwin	$501,800	85%	$426,530
Matthew Hill	$425,000	50%	$212,500
Moshe Citronowicz	$323,960	30%	$97,188
Shawn Roman	$305,760	30%	$91,728

In 2025, there was no formal bonus program.

2025 Discretionary Payouts. Due to the top line revenue growth, operating loss reductions, cash flows from operation reductions and achieving operational objectives including the successful commercial launch of AYON, the Compensation Committee elected to pay a discretionary bonus and funding for performance bonuses was set at 100% of each NEO’s applicable historical target. The Committee retains discretion to further adjust the award upward or downward based on its assessment of individual performance. The following table lists the actual awards earned by the NEOs in 2025:

	Bonus Target	Bonus Target	Actual Award Payout
Name	(% of Base Salary)	($)	($)
Charles D. Goodwin	85%	$426,530	$426,530
Matthew Hill	50%	$212,500	$212,500
Moshe Citronowicz	30%	$97,188	$97,188
Shawn Roman	30%	$91,728	$91,728

Equity Compensation

We believe that equity ownership in our Company is important to provide our Executive Officers and key employees with long-term incentives to better align interests of executives with the interests of stockholders and build value for our stockholders. In addition, equity compensation is designed to attract and retain the executive management team and other key employees throughout the organization.

The Compensation Committee has an established practice of approving equity awards for issuance in January of each year. This allows the Compensation Committee to consider the Company's performance over the prior year and business environment in determining the size of the equity award to approve. The exercise price of equity awards is the closing price on the grant date. The grant date of the awards is at least two trading days following the Company's preliminary revenue release, allowing time for this information to disseminate and become public. In addition to its annual grant process, the Compensation Committee may also approve equity awards at other times during the year when it believes such awards are appropriate to recruit, retain, or incentivize employees. The Compensation Committee may grant equity awards at times when it is in possession of material non-public information.

In January 2025, the Board approved initial equity awards to the NEOs while it evaluated total NEO compensation. In May 2025, the Board approved additional equity awards to the NEOs. These equity awards were granted using incentive stock options to the extent permitted by the IRS. Stock options are intended to align the interests of award recipients with those of stockholders, since options deliver value only if Apyx’s stock price appreciates after they are granted. This characteristic ensures that the Executive Officers and key employees have a meaningful portion of their compensation tied to future stock price increases and rewards management for long-term strategic planning through the resulting enhancement of the stock price. The 2025 awards for each NEO were as follows:

Stock Options
Name	(# of options)
Charles D. Goodwin	243,000
Matthew Hill	150,000
Moshe Citronowicz	72,000
Shawn Roman	100,000

The stock options in January and May vest one-third per year on the anniversary date of the grant over a 3-year period, expire on the 10th anniversary of the grant date, and have an exercise price of $1.42 and $1.48 per share, respectively. Stock options are subject to the award recipient’s continued employment through each vesting date.

Stock option awards to executive officers and key employees are entirely discretionary. The CEO recommends to the Compensation Committee awards for individuals other than himself. The Compensation Committee considers this recommendation along with the prior contribution of these individuals and their expected future contributions to our growth. The Committee formulates and presents its recommended allocation of stock option awards to the Board of Directors for approval. The Compensation Committee then would make an independent determination on CEO stock option awards, again formulating and presenting its recommendation for the allocation of stock option awards to the independent members of the Board of Directors for approval. The Board of Directors approves, rejects, or, if necessary, modifies the Committee’s recommendations.

Perquisites and Other Benefits

Our Executive Officers are eligible for the same health and welfare programs and benefits as the rest of our employees in their respective locations.

Our Executive Officers are entitled to participate in and receive employer contributions to Apyx’s 401(k) Savings Plan. For more information on employer contributions to the 401(k) Savings Plan see the Summary Compensation Table and its footnotes.

Tax and Accounting Considerations

We regularly consider the various tax and accounting implications of our compensation plans. Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the other “covered employees” as defined in the rule. Under the tax laws in effect before 2018, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was deductible without regard to this limitation. Effective for tax years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 generally eliminated the performance-based exemption, subject to a special rule that grandfathers certain awards and agreements that were in effect on November 2, 2017. While considering tax deductibility as only one of several considerations in determining compensation, the Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

Accounting considerations also play an important role in the design of our executive compensation program. Accounting rules, such as FASB ASC Topic 718-10-10, Share-Based Payment, require us to expense the cost of our stock option grants which reduces the amount of our reported profits. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to the number and value of the shares underlying stock options we grant.

Compensation of Executive Officers

The following table sets forth the compensation paid to each of our Executive Officers for the years ended December 31, 2025 and 2024 for services to our Company in all capacities:

			Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Principal Position	Year	Salary	($)	($)	($) (1)	($)	($)	($) (3)	($)
Charles D. Goodwin	2025	$501,800	$426,530	$—	$281,993	$—	$—	$23,540	$1,233,863
CEO and Director	2024	$501,800	$—	$—	$453,273	$—	$—	$20,898	$975,971

Mathew Hill	2025	$425,000	$212,500	$—	$173,211	$—	$—	$41,104	$851,815
CFO, Treasurer and Secretary	2024	$425,000	$—	$—	$279,798	$—	$—	$75,436	$780,234

Moshe Citronowicz	2025	$323,960	$97,188	$—	$82,603	$—	$—	$30,509	$534,260
Senior Vice President	2024	$323,960	$—	$—	$134,303	$—	$—	$25,215	$483,478

Shawn Roman	2025	$305,760	$91,728	$—	$112,481	$—	$—	$28,584	$538,553
Chief Operating Officer	2024	$305,760	$—	$—	$93,266	$—	$—	$26,568	$—

(1)	These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).
(2)	The amounts for 2025 include compensation under the following plans and programs:

	C.	M.	M.	S.
	Goodwin	Hill	Citronowicz	Roman
Life insurance premiums	198	198	99	198
Short-term disability premiums	186	186	186	186
Health insurance premiums	11,656	31,893	20,629	18,027
HSA contributions	1,000	—	250	1,000
Employer 401(k) contribution	10,500	8,827	9,345	9,173
Total	$23,540	$41,104	$30,509	$28,584

Amounts in the table above are pro-rated where applicable.

Executive Compensation Clawback Policy

The Board has adopted a Compensation Recovery Policy (the “Clawback Policy”), effective October 2, 2023, in compliance with Nasdaq listing standards and Section 10D of the Exchange Act. The Clawback Policy applies to current and former executive officers as defined under the Exchange Act and only in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws. Pursuant to the Clawback Policy, the Compensation Committee is authorized to recoup incentive-based compensation (as that term is defined in the Clawback Policy) erroneously received within the three completed fiscal years immediately preceding the date on which we are required to prepare a restatement in accordance with the Clawback Policy.

Pay vs Performance

This section is included to comply with the provisions of Item 402(v) of Regulation S-K. For a more comprehensive analysis of our compensation philosophy please see the General Compensation Philosophy section of this filing. In the table and footnotes below, “PEO” refers to our principal executive officer, Charles D. Goodwin.

Pay versus performance table
(a)	(b)	(c)	(d)	(e)	(f)	(h)
Year	Summary compensation table total for PEO	Compensation actually paid to PEO (2)	Average summary compensation table total for non-PEO NEOs (1)	Average compensation actually paid to non-PEO NEOs (1)(2)	Value of initial fixed $100 investment based on Total stockholder return	Net income (loss) (in thousands)
2025	$1,233,863	$2,100,299	$641,543	$970,105	$150	$(11,211)
2024	$975,971	$509,221	$675,407	$490,152	$68	$(23,463)
2023	$1,261,470	$1,413,487	$769,679	$734,407	$112	$(18,713)

(1)

Reflects average compensation amounts for our non-PEO named executive officers for the respective years shown. Moshe Citronowicz, Matthew Hill and Shawn Roman are the non-PEO named executive officers for the 2025 year presented. Moshe Citronowicz, Todd Hornsby, Matthew Hill and Shawn Roman are the non-PEO named executive officers for the 2024 year presented. Moshe Citronowicz, Todd Hornsby, Matthew Hill and Tara Semb are the non-PEO named executive officers for the 2023 year presented.

(2)	The following table summarizes the adjustments from summary table total compensation to compensation actually paid:

	PEO			Non-PEO NEOs
	2025	2024	2023	2025	2024	2023
Summary compensation table total compensation	$1,233,863	$975,971	$1,261,470	$641,543	$675,407	$769,679
Grant date fair value of awards granted during the year	(281,993)	(453,273)	(448,335)	(122,765)	(173,475)	(164,820)
Fair value of awards granted during the year that are outstanding and unvested as of year-end	746,266	270,058	493,290	330,056	54,734	116,387
Change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	415,069	(211,412)	65,731	69,463	(26,535)	15,509
Change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	(12,906)	(72,123)	41,331	51,808	(45,204)	660
Fair value of awards granted during the year that vested during the year	—	—	—	—	22,141	8,192
Prior year-end fair value of awards granted in prior years that were forfeited during the year	—	—	—	—	(16,916)	(11,200)
Compensation actually paid	$2,100,299	$509,221	$1,413,487	$970,105	$490,152	$734,407

Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the grant date. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, risk free rates) as of the measurement date. The change in stock price was the primary driver for the adjustments in the table above.

The following table presents a comparison of our actual compensation paid to NEOs versus our total stockholder return, net losses:

(in thousands except per share data)	2025	2024	2025 vs 2024 Change	2023	2024 vs 2023 Change
Total stockholder return (change in stock price)	$3.50	$1.58	121.5%	$2.62	(39.7)%
Net loss attributable to stockholders	$(11,211)	$(23,463)	52.2%	$(18,713)	(25.4)%
Actual compensation paid to NEOs	$5,011	$2,470	102.9%	$3,617	31.7%

Employment Agreements and Potential Payments Upon Termination or Change in Control

At December 31, 2025, we were obligated under three employment agreements.

Name	Contract Expiration Date
Charles D. Goodwin	N/A(1)
Matthew Hill	N/A(1)
Moshe Citronowicz	12/31/2025
Shawn Roman	N/A(1)

(1)	Employment contracts provide for the Executives to remain employed by the Company until such time as their employment is terminated pursuant to the terms of their Employment Agreement.

Charles D. Goodwin Employment Agreement

On September 17, 2020, the Company entered into an Amended and Restated Employment Agreement, effective as of September 17, 2020, with Charles D. Goodwin II, the Company’s President and Chief Executive Officer (the “Goodwin Agreement”). The Goodwin Agreement amends and restates Mr. Goodwin’s original employment agreement, dated as of December 15, 2017, in its entirety. The term of Mr. Goodwin’s employment under the Goodwin Agreement commenced as of the effective date thereof and shall continue until terminated in accordance with the terms of the Goodwin Agreement. Under the Goodwin Agreement, Mr. Goodwin will receive an initial annual base salary of $450,000, which shall be reviewed from time to time and may be increased, but not decreased, by the Compensation Committee of the Board of Directors (the “Committee”) in its sole and exclusive discretion. Mr. Goodwin shall be entitled to participate in (i) any bonus or incentive plan available to the Company’s executives generally, on such terms as the Committee may determine in its discretion, and (ii) the equity-based incentive plans of the Company, pursuant to which he may receive awards thereunder, as determined by the Company’s Board of Directors in its sole discretion from time to time and subject to the terms and conditions of such plans and any applicable award agreement.

In the event Mr. Goodwin’s employment is terminated as a result of death or disability, Mr. Goodwin or his estate shall be entitled to receive (i) any unpaid base salary earned and accrued prior to the date of termination, (ii) reimbursement for expenses incurred prior to the date of termination, (iii) a pro rata bonus for the year of termination, and, (iv) if Mr. Goodwin is eligible for and elects continuation benefits under COBRA, the Company will pay the employer portion of the COBRA coverage premium for the shorter of (x) the 12-month period following the date of termination, or (y) the time at which Mr. Goodwin becomes eligible for medical and dental benefits through another employer. In addition, Mr. Goodwin’s outstanding option grants shall continue to be treated in accordance with the terms of the applicable plan and award agreement, provided that the portion of Mr. Goodwin’s options (i) that were exercisable as of the effective date of the termination and (ii) that would have become exercisable on the next anniversary of the effective date following the date of termination shall become and remain exercisable for a period of 12 months following the date of termination.

In the event Mr. Goodwin’s employment is terminated by the Company for cause or by Mr. Goodwin without good reason, Mr. Goodwin shall be entitled to receive any unpaid base salary earned and accrued prior to the date of termination, and reimbursement for expenses incurred prior to the date of termination. In addition, in the event Mr. Goodwin’s employment is terminated by Mr. Goodwin without good reason, Mr. Goodwin’s stock option grants shall continue to be treated in accordance with the terms of the applicable plan and award agreement, provided that the portion of Mr. Goodwin’s options which were exercisable as of the date of termination shall remain exercisable for a period of 3 months following the date of termination.

In the event Mr. Goodwin’s employment is terminated by Mr. Goodwin for good reason, by the Company without cause, or in connection with a change of control (as defined in the Goodwin Agreement), Mr. Goodwin shall be entitled to receive (i) any unpaid base salary and other benefits earned and accrued prior to the date of termination, (ii) reimbursement for expenses incurred prior to the date of termination, (iii) a pro rata bonus for the year of termination, (iv) continued payment of his base salary for the twelve (12) month period following the date of termination, and (v) if Mr. Goodwin is eligible for and elects continuation benefits under COBRA, the Company will pay the employer portion of the COBRA coverage premium for the shorter of (x) the 12-month period following the date of termination, or (y) the time at which Mr. Goodwin becomes eligible for medical and dental benefits through another employer. In addition, Mr. Goodwin’s outstanding option grants shall continue to be treated in accordance with the terms of the applicable plan and award agreement, provided that the portion of Mr. Goodwin’s options that (i) were exercisable as of the date of termination and (ii) would have become exercisable on the next anniversary of the effective date following the date of termination, shall become and remain exercisable for a period of 12 months following the date of termination.

The Goodwin Agreement contains customary non-competition, non-solicitation, and confidentiality provisions in favor of the Company.

Matthew Hill Employment Agreement

On November 21, 2023, the Company entered into an Employment Agreement, effective as of December 4, 2023, with Matthew Hill, to appoint Mr. Hill as the Company’s Chief Financial Officer, Secretary and Treasurer (the “Hill Agreement”). The term of Mr. Hill’s employment under the Hill Agreement commenced as of the effective date thereof and shall continue until terminated in accordance with the terms of the Hill Agreement. Under the Hill Agreement, Mr. Hill will receive an initial annual base salary of $425,000, which shall be reviewed from time to time and may be increased, but not decreased, by the Committee in its sole and exclusive discretion. Mr. Hill will also be entitled to receive a sign on bonus of $50,000 within 30 days of the Effective Date, subject to the recoupment of any unearned portion if Mr. Hill is terminated for Cause (as defined therein) or Mr. Hill terminates the Employment Agreement without Good Reason (as defined therein) prior to the one-year anniversary of the Effective Date. Pursuant to an option award agreement between Mr. Hill and the Company that will be delivered to Mr. Hill on or about January 2024, Mr. Hill will also be entitled to receive a non-qualified stock option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on its principal exchange on the date of such grant, subject to the applicable vesting requirements. Mr. Hill shall be entitled to participate in (i) any bonus or incentive plan available to the Company’s executives generally, on such terms as the Committee may determine in its discretion, and (ii) the equity-based incentive plans of the Company, pursuant to which he may receive awards thereunder, as determined by the Company’s Board of Directors in its sole discretion from time to time and subject to the terms and conditions of such plans and any applicable award agreement.

In the event Mr. Hill’s employment is terminated as a result of death or disability, Mr. Hill or his estate shall be entitled to receive (i) any unpaid base salary earned and accrued prior to the date of termination, (ii) reimbursement for expenses incurred prior to the date of termination, (iii) a pro rata bonus for the year of termination, and, (iv) if Mr. Hill is eligible for and elects continuation benefits under COBRA, the Company will pay the employer portion of the COBRA coverage premium for the shorter of (x) the 12-month period following the date of termination, or (y) the time at which Mr. Hill becomes eligible for medical and dental benefits through another employer. In addition, Mr. Hill’s outstanding option grants shall continue to be treated in accordance with the terms of the applicable plan and award agreement, provided that the portion of Mr. Hill’s options (i) that were exercisable as of the effective date of the termination and (ii) that would have become exercisable on the next anniversary of the effective date following the date of termination shall become and remain exercisable for a period of 12 months following the date of termination.

In the event Mr. Hill’s employment is terminated for by the Company for cause or by Mr. Hill without good reason, Mr. Hill shall be entitled to receive any unpaid base salary earned and accrued prior to the date of termination, and reimbursement for expenses incurred prior to the date of termination. In addition, in the event Mr. Hill’s employment is terminated by Mr. Hill without good reason, Mr. Hill’s stock option grants shall continue to be treated in accordance with the terms of the applicable plan and award agreement, provided that the portion of Mr. Hill’s options which were exercisable as of the date of termination shall remain exercisable for a period of 3 months following the date of termination.

In the event Mr. Hill’s employment is terminated by Mr. Hill for good reason, by the Company without cause, or in connection with a change of control (as defined in the Hill Agreement), Mr. Hill shall be entitled to receive (i) any unpaid base salary and other benefits earned and accrued prior to the date of termination, (ii) reimbursement for expenses incurred prior to the date of termination, (iii) a pro rata bonus for the year of termination, (iv) continued payment of his base salary for the twelve (12) month period following the date of termination, and (v) if Mr. Hill is eligible for and elects continuation benefits under COBRA, the Company will pay the employer portion of the COBRA coverage premium for the shorter of (x) the 12-month period following the date of termination, or (y) the time at which Mr. Hill becomes eligible for medical and dental benefits through another employer. In addition, Mr. Hill’s outstanding option grants shall continue to be treated in accordance with the terms of the applicable plan and award agreement, provided that the portion of Mr. Hill’s options that (i) were exercisable as of the date of termination and (ii) would have become exercisable on the next anniversary of the effective date following the date of termination, shall become and remain exercisable for a period of 12 months following the date of termination.

The Hill Agreement contains customary non-competition, non-solicitation, and confidentiality provisions in favor of the Company.

Moshe Citronowicz Employment Agreement

Mr. Citronowicz employment agreement contains an automatic extension for a period of one year after the initial term unless we provide Mr. Citronowicz with appropriate 60 days written notice pursuant to his contract. Mr. Citronowicz’s employment agreement provides, among other things, that the Mr. Citronowicz may be terminated as follows:

a.	Upon the death of the Mr. Citronowicz, in which case Mr. Citronowicz’s estate shall be paid the basic annual compensation due to Mr. Citronowicz pro-rated through the date of death.
b.

By the resignation of Mr. Citronowicz at any time upon at least thirty (30) days prior written notice to Apyx in which case Apyx shall be obligated to pay Mr. Citronowicz the basic annual compensation due him pro-rated to the effective date of termination.

c.

By Apyx, “for cause” if during the term of the employment agreement Mr. Citronowicz violates the non-competition provisions of his employment agreement, or is found guilty in a court of law of any crime of moral turpitude in which case the contract would be terminated and provisions for future compensation forfeited.

d.

By Apyx, without cause, with the majority approval of the Board of Directors, for Mr. Citronowicz at any time upon at least thirty (30) days prior written notice to Mr. Citronowicz. In this case Apyx shall be obligated to pay Mr. Citronowicz compensation in effect at such time, including all bonuses, accrued or prorated and expenses up to the date of termination. Thereafter, Apyx shall pay Mr. Citronowicz three times the salary in effect at the time of termination payable in one lump sum.

e.

If Apyx fails to meet its obligations to Mr. Citronowicz on a timely basis, or if there is a change in the control of Apyx, the executive may elect to terminate Mr. Citronowicz’s employment agreement. Upon any such termination or breach of any of its obligations under the employment agreement, Apyx shall pay Mr. Citronowicz a lump sum severance equal to three times the annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the employment agreement up to the date of termination.

Shawn Roman Employment Agreement

On January 31, 2025, the Company entered into an Employment Agreement, effective as of January 28, 2025, with Shawn Roman, the Company’s Chief Operating Officer (the “Roman Agreement”). The term of Mr. Roman’s employment under the Roman Agreement commenced as of the effective date thereof and shall continue until terminated in accordance with the terms of the Roman Agreement. Under the Roman Agreement, Mr. Roman will receive an initial annual base salary of $305,760, which shall be reviewed from time to time and be modified by the Committee in its sole and exclusive discretion. Mr. Roman shall be entitled to participate in (i) any bonus or incentive plan available to the Company’s executives generally, on such terms as the Committee may determine in its discretion, and (ii) the equity-based incentive plans of the Company, pursuant to which he may receive awards thereunder, as determined by the Company’s Board of Directors in its sole discretion from time to time and subject to the terms and conditions of such plans and any applicable award agreement.

In the event Mr. Roman’s employment is terminated as a result of death or disability, Mr. Roman or his estate shall be entitled to receive (i) any unpaid base salary earned and accrued prior to the date of termination, (ii) reimbursement for expenses incurred prior to the date of termination, (iii) a pro rata bonus for the year of termination, and, (iv) if Mr. Roman is eligible for and elects continuation benefits under COBRA, the Company will pay the employer portion of the COBRA coverage premium for the shorter of (x) the 12-month period following the date of termination, or (y) the time at which Mr. Roman becomes eligible for medical and dental benefits through another employer. In addition, Mr. Roman’s outstanding option grants shall continue to be treated in accordance with the terms of the applicable plan and award agreement, provided that the portion of Mr. Roman’s options (i) that were exercisable as of the effective date of the termination and (ii) that would have become exercisable on the next anniversary of the effective date following the date of termination shall become and remain exercisable for a period of 12 months following the date of termination.

In the event Mr. Roman’s employment is terminated for by the Company for cause or by Mr. Roman without good reason, Mr. Roman shall be entitled to receive any unpaid base salary earned and accrued prior to the date of termination, and reimbursement for expenses incurred prior to the date of termination. In addition, in the event Mr. Roman’s employment is terminated by Mr. Roman without good reason, Mr. Roman’s stock option grants shall continue to be treated in accordance with the terms of the applicable plan and award agreement, provided that the portion of Mr. Roman’s options which were exercisable as of the date of termination shall remain exercisable for a period of 3 months following the date of termination.

In the event Mr. Roman’s employment is terminated by Mr. Roman for good reason, by the Company without cause, or in connection with a change of control (as defined in the Roman Agreement), Mr. Roman shall be entitled to receive (i) any unpaid base salary and other benefits earned and accrued prior to the date of termination, (ii) reimbursement for expenses incurred prior to the date of termination, (iii) a pro rata bonus for the year of termination, (iv) continued payment of his base salary for the twelve (12) month period following the date of termination, and (v) if Mr. Roman is eligible for and elects continuation benefits under COBRA, the Company will pay the employer portion of the COBRA coverage premium for the shorter of (x) the 12-month period following the date of termination, or (y) the time at which Mr. Roman becomes eligible for medical and dental benefits through another employer. In addition, Mr. Roman’s outstanding option grants shall continue to be treated in accordance with the terms of the applicable plan and award agreement, provided that the portion of Mr. Roman’s options that (i) were exercisable as of the date of termination and (ii) would have become exercisable on the next anniversary of the effective date following the date of termination, shall become and remain exercisable for a period of 12 months following the date of termination.

The Roman Agreement contains customary non-competition, non-solicitation, and confidentiality provisions in favor of the Company.

There are no other employment contracts that have non-cancelable terms in excess of one year.

Outstanding Equity Awards

The following table presents information with respect to each unexercised stock option held by our Executive Officers as of December 31, 2025:

	# of Securities
	Underlying
	Unexercised	# of Securities Underlying	Weighted Average Option
	Options	Unexercised Options	Exercise Price	Option Expiration
Name	(# Exercisable)	(# Unexercisable)	($/Sh)	Range After Grant Date
Charles D. Goodwin	2,086,500	486,000	$4.74	12/15/2027 – 5/15/2035
Matthew Hill	150,000	150,000	$1.94	1/10/2034 – 5/15/2035
Moshe Citronowicz	431,000	144,000	$5.28	3/16/2026 – 05/15/2035
Shawn Roman	251,999	150,001	$5.08	3/16/2026 – 05/15/2035

The following table summarizes the stockholder approved plans pursuant to which equity awards are granted together with the number of shares authorized for the issuance and the approximate number of shares available for further grants at December 31, 2025:

		# Available
	# Approved by	December 31,
Stockholder approved plan	Stockholders	2025
2012 Share Incentive Plan	750,000	—
2015 Executive and Employee Stock Option Plan	2,000,000	—
2017 Executive and Employee Stock Option Plan	3,000,000	280,000
2019 Share Incentive Plan	2,000,000	290,000
2021 Share Incentive Plan	1,375,000	330,000
2023 Share Incentive Plan	1,600,000	450,000

There have been no changes in the pricing of any options previously or currently awarded.

Compensation of Non-Employee Directors

The following is a table showing the director compensation for the year ended December 31, 2025:

Name (a)	Fees Earned Or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards * ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (g)	Total ($) (h)
Stavros Vizirgianakis	$—	$—	$205,963	$—	$—	$—	$205,963
Lawrence J. Waldman	73,500	—	91,332	—	—	—	164,832
Minnie Baylor-Henry	20,000	—	125,253	—	—	—	145,253
Wendy Levine	10,000	—	131,102	—	—	—	141,102

* This column represents the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).

On December 17, 2024, the Board approved the following compensation arrangement effective October 1, 2024:

●	Annual cash compensation to be paid to the Chair of the Audit Committee of the Board shall be $46,000 per year.
●	Annual cash compensation to be paid to the Lead Independent Director of the Board shall be $27,500 per year.
●	Annual cash compensation to be paid to the Chair of the Regulatory Compliance Committee of the Board shall be $20,000 per year.
●	Annual cash compensation to be paid to the Chair of the Compensation Committee of the Board shall be $10,000 per year.
●

Non-employee members of the Board also received an interim grant of options to purchase 50,000 shares of the Corporation's common stock. The exercise price of these options is equal to the closing price of the Corporation's common stock on its principal exchange two (2) business days following release of the Company's 2024 preliminary top line revenue results. The options vest ratably over a one (1) year period.

On May 15, 2025, following a peer analysis, the Board approved an additional one-time option grant as follows:

●	For the Chair of the Board an option to purchase 128,000 shares of the Corporation's common stock.
●	For the Chair of the Audit Committee an option to purchase 30,000 shares of the Corporation's common stock.
●	For the Chair of the Regulatory Compliance Committee an option to purchase 59,000 shares of the Corporation's common stock.
●	For the Chair of the Compensation Committee an option to purchase 64,000 shares of the Corporation's common stock.

These options all had an exercise price equal to the closing price of the Company’s common stock on its principal exchange on the date of grant and vest ratably over a one (1) year period.

On June 11, 2026, the Company entered into a letter agreement with Stavros Vizirgianakis, the Chairman of the Company’s Board of Directors, in connection with Mr. Vizirgianakis’ appointment as Executive Chairman of the Board.

Pursuant to the letter agreement and his appointment as Executive Chairman, Mr. Vizirgianakis will provide strategic leadership and governance oversight, assist management with the execution of corporate initiatives, support investor engagement, advise on capital markets and corporate development matters, and engage in other such comparable duties. Mr. Vizirgianakis will not serve as an officer or employee of the Company, and will not be designated as an “executive officer” of the Company for purposes of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

In connection with Mr. Vizirgianakis’ appointment as Executive Chairman and in recognition of his service to the Company, the Board approved a grant to Mr. Vizirgianakis of 450,000 restricted stock units (the “RSUs”) under the Company’s 2023 Share Incentive Plan (the “Plan”). Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest as follows, subject to Mr. Vizirgianakis’ continued service with the Company through the applicable vesting dates: (i) 150,000 RSUs vest immediately on June 11, 2026 (the “Grant Date”); (ii) 150,000 RSUs will begin vesting on the first anniversary of the Grant Date and will vest ratably over the 12-month period beginning on such date in equal monthly installments; and (iii) 150,000 RSUs will begin vesting on the second anniversary of the Grant Date and will vest ratably over the 12-month period beginning on such date in equal monthly installments. The RSUs will otherwise be subject to the terms and conditions of the Plan and the Letter Agreement.

Pursuant to the authority granted under its charter, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to provide expertise regarding competitive compensation practices for the Executive Chairman role and to assist the Compensation Committee in developing an objective assessment of the Executive Chairman’s compensation. In determining the Executive Chairman’s compensation, the Compensation Committee considered Pearl Meyer’s input, including market data and competitive practices for comparable executive chairman roles. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC and Nasdaq rules. Mr. Vizirgianakis, who is a member of the Compensation Committee, recused himself from discussions among the Compensation Committee and Pearl Meyer regarding the compensation awarded to him as Executive Chairman and the ultimate vote by the Compensation Committee concerning the foregoing.

Based on this review, the Compensation Committee believes that the Executive Chairman’s annualized compensation reflects market practice for executive chairman roles. In addition, the Compensation Committee determined that the compensation structure is appropriately weighted toward equity-based compensation, which promotes strong alignment between the interests of the Executive Chairman and the Company’s stockholders.

There have been no changes in the pricing of any options previously or currently awarded.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, as well as compensation awarded pursuant to the Company’s equity incentive plans.

At December 31, 2025, our Compensation Committee consisted of four independent members of the Board of Directors, Wendy Levine, who served as Chairperson, Stavros Vizirgianakis, Lawrence J. Waldman and Minnie Baylor-Henry.

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in our Annual Report on Form10-K with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in this Proxy Statement for filing with the SEC.

The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized for Issuance Under Equity Compensation Plans

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,479,377	$4.57	1,354,926
Equity compensation plans not approved by security holders	100,000	$1.85	—
Total	7,579,377	$4.54	1,354,926

The following table reconciles our shares authorized to those available to issue at December 31, 2025:

Shares authorized	75,000,000
Shares issued and outstanding	(41,785,946)
Shares reserved pursuant to 2012 Share Incentive Plan	(34,000)
Shares reserved pursuant to 2015 Executive and Employee Stock Option Plan	(1,130,430)
Shares reserved pursuant to 2017 Executive and Employee Stock Option Plan	(2,821,429)
Shares reserved pursuant to 2019 Share Incentive Plan	(1,966,667)
Shares reserved pursuant to 2021 Share Incentive Plan	(1,292,262)
Shares reserved pursuant to 2023 Share Incentive Plan	(1,589,515)
Shares reserved pursuant to MidCap Warrant Agreement	(250,000)
Shares reserved pursuant to Perceptive Warrant Agreement	(1,250,000)
Shares reserved pursuant to pre-funded warrant agreements	(1,923,623)
Shares reserved pursuant to underwriting agreement	(414,365)
Shares available to issue	20,541,763

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of June 24, 2026, with respect to the beneficial ownership of the Company’s common stock by its executive officers, directors, all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares and by all officers and directors as a group.

	Number of Shares
Name and Address	Title	Owned (i)		Nature of Ownership	Percentage of Ownership (i)
Nantahala Capital Management, LLC	Common	3,440,304		Beneficial	8.2%
130 Main St. 2nd Floor
New Canaan, CT 06840

William Weeks Vanderfelt	Common	3,158,414		Beneficial	7.5%
Coralis 44, Azzuri Village 44
Roches Noires, 31201 Mauritius

Archon Capital Management, LLC	Common	2,790,923		Beneficial	6.6%
1100 19th Avenue E
Seattle, WA 98122

Royce & Associates, LP	Common	2,611,224		Beneficial	6.2%
745 Fifth Avenue
New York, NY 10151

Charles D. Goodwin II	Common	2,416,166	(ii)	Beneficial	5.4%
5115 Ulmerton Rd.
Clearwater, FL 33760

Stavros Vizirgianakis	Common	2,091,191	(iii)	Beneficial	4.9%
99 Boulevard du Jardin
Exotique, Monaco, 98000

Moshe Citronowicz	Common	959,504	(iv)	Beneficial	2.3%
5115 Ulmerton Rd.
Clearwater, FL 33760

Shawn Roman	Common	308,134	(v)	Beneficial	0.7%
5115 Ulmerton Rd.
Clearwater, FL 33760

Lawrence Waldman	Common	282,901	(vi)	Beneficial	0.7%
5115 Ulmerton Rd.
Clearwater, FL 33760

Minnie Baylor-Henry	Common	241,000	(vii)	Beneficial	0.6%
5115 Ulmerton Rd.
Clearwater, FL 33760

Matthew Hill	Common	208,499	(viii)	Beneficial	0.5%
5115 Ulmerton Rd.
Clearwater, FL 33760

Wendy Levine	Common	192,000	(ix)	Beneficial	0.5%
5115 Ulmerton Rd.
Clearwater, FL 33760

Officers and Directors as a group (8 persons)		6,699,395			15.9%

(i) Based on 42,110,354 outstanding shares of Common Stock as of June 24, 2026, of which officers and directors owned a total of 2,547,563 shares at June 24, 2026. We have calculated the percentage ownership in the table above on the basis of the number of outstanding securities plus, for each person or group, any securities that person or group has current or future right to acquire pursuant to options, warrants, conversion privileges or other rights based on the 13G and 13D SEC filings at June 24, 2026 (and exercisable within 60 days thereafter).

(ii) Includes 90,000 shares and 2,326,166 vested options (and exercisable within 60 days thereafter).

(iii) Includes 1,896,191 shares and 195,000 vested options (and exercisable within 60 days thereafter).

(iv) Includes 493,504 shares and 466,000 vested options (and exercisable within 60 days thereafter).

(v) Includes 16,467 shares and 291,667 vested options (and exercisable within 60 days thereafter).

(vi) Includes 42,901 shares and 240,000 vested options (and exercisable within 60 days thereafter). 5,338 of the shares and all of the vested options are held in a spousal lifetime access trust.

(vii) Includes 0 shares and 241,000 vested options (and exercisable within 60 days thereafter).

(viii) Includes 8,500 shares and 199,999 vested options (and exercisable within 60 days thereafter).

(ix) Includes 0 shares and 192,000 vested options (and exercisable within 60 days thereafter).

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders (the “Reporting Persons”) are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2025 all filing requirements applicable to the Reporting Persons were timely met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is that employees, non-employees and third parties must obtain authorization from the appropriate department executive manager, for any business relationship or proposed business transaction in which they or an immediate family member has a direct or indirect interest, or from which they or an immediate family member may derive a personal benefit (a “related party transaction”). The maximum dollar amount of related party transactions that may be approved as described above in this paragraph in any calendar year is $120,000. Any related party transactions that would bring the total value of such transactions to greater than $120,000 must be referred to the Audit Committee to determine the procedure for approval and then have the recommendations presented to the Board for approval.

Certain relatives of Nikolay Shilev, Apyx Bulgaria’s Managing Director, are considered related parties. Teodora Shileva, Mr. Shilev’s spouse, is an employee of the Company working in the accounting department. Svetoslav Shilev, Mr. Shilev’s son, is a quality manager in the quality assurance department.

Independent Board Members

The Board currently has three independent members, Lawrence J. Waldman, Minnie Baylor-Henry and Wendy Levine who the Board determined meet the existing independence requirements of Nasdaq and the Securities and Exchange Commission.

PROPOSAL TWO

RATIFICATION OF AUDITORS

RSM US LLP (“RSM”) has acted as the Company’s independent registered public accounting firm since 2020. Representatives of RSM are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. Neither the Company’s bylaws nor the governing documents or law require stockholder ratification of the selection of RSM as the Company’s independent registered public accounting firm. However, this proposal is being submitted to the stockholders as a matter of good corporate practice. If the stockholders do not ratify RSM, the appointment of another firm of independent certified public accountants may be considered by the Audit Committee. Even if RSM is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that doing so is in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2026.

The following table sets forth the aggregate fees billed to us and expected to be billed to us by RSM US LLP, our principal accountant for 2025 and 2024:

	Year Ended December 31,
(In thousands)	2025	2024
Audit fees (1)	$605	$636
Audit related fees (2)	95	—
Tax fees (3)	18	25
All other fees (4)	—	—
Total fees billed	$718	$661

(1)

Audit fees consist of billed and unbilled fees for professional services rendered for the audit of Apyx’s annual financial statements and reviews of its interim consolidated financial statements included in quarterly reports and other services related to statutory and regulatory filings or engagements.

(2)

Audit related fees consist of billed and unbilled fees for assurance and related services that are reasonably related to the performance of the audit or reviews of Apyx’s consolidated financial statements and are not reported under “Audit Fees”.

(3)

Tax fees consist of billed and unbilled fees for professional services rendered for tax compliance (domestic and international). These services include assistance regarding federal and international tax compliance and planning associated with transfer pricing activities.

(4)	All other fees consist of fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT

Our Audit Committee has furnished the following report.

The information contained in the “Audit Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 or the Securities Exchange Act of 1934, nor is such information to be incorporated by reference into any future filings under these acts, as amended, except to the extent that we specifically incorporate it by reference into such filings.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Apyx, the audits of Apyx’s consolidated financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Apyx’s independent auditor, and the performance of Apyx’s internal auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. RSM US LLP (“RSM”), Apyx’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.

In 2025, the Audit Committee, in fulfilling its responsibilities, among other things:

•	reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2025 with Apyx’s management and with RSM;

•

discussed with RSM the matters required to be discussed by Statement on Auditing Standards No. 1301, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board; and

•

received written disclosures and the letter from RSM required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with RSM its independence from Apyx and its management.

In reliance on the reviews and discussion noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Apyx’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

The Audit Committee

Lawrence J. Waldman, Audit Committee Chairperson

Stavros Vizirgianakis, Audit Committee Member

Minnie Baylor-Henry, Audit Committee Member

Wendy Levine, Audit Committee Member

March 9, 2026

PROPOSAL THREE

APPROVAL OF ADVISORY RESOLUTION

SUPPORTING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its stockholders to vote, on an advisory basis, to approve the compensation of its named executive officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Company’s Named Executive Officers. For purposes of this Proxy Statement, the following Company executives are referred to collectively as the “Named Executive Officers”: Charles D. Goodwin, Matthew Hill, Shawn Roman, and Moshe Citronowicz. We are required to hold a vote regarding the frequency of future non-binding advisory votes relating to future named executive officer compensation once every six years. Our Stockholders last voted on the frequency of future non-binding advisory votes relating to future named executive officer compensation at our 2025 Annual Meeting of Stockholders, in which our Stockholders voted to hold a non-binding advisory vote on named executive officers compensation every year.

Compensation Program and Philosophy

Our executive compensation program is designed to attract, reward and retain key employees, including our Named Executive Officers, who are critical to the Company’s long-term success. Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement for greater detail about the Company’s executive compensation programs, including information about the fiscal year 2025 compensation of the Named Executive Officers.

The Company is asking the stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

RESOLVED, that the stockholders ratify and approve the compensation of the Named Executive Officers of Apyx Medical Corporation, as disclosed in the “Compensation Discussion and Analysis”, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.

Even though this Say-on-Pay vote is advisory and therefore will not be binding on the Company, the Compensation Committee and the Board value the opinions of the Company’s stockholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board will consider stockholder concerns and the Compensation Committee will evaluate what actions, if any, may be necessary or appropriate to address those concerns. You may vote “For,” “Against,” or “Abstain” from the proposal to approve on an advisory basis the compensation of our Named Executive Officers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” SUPPORTING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

APPROVAL OF THE 2026 SHARE INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Company’s 2026 Share Incentive Plan (the “2026 Plan”), which was adopted by the Board subject to approval by the Company’s stockholders. As of June 24, 2026, less than 50,000 options remain available for future grants under our current equity plan and are insufficient to meet our anticipated needs for the upcoming fiscal year. The Board considers the 2026 Plan to be important to: (i) aid in maintaining and developing key employees capable of assuring the future success of the Company and to offer such personal incentives to put forth maximum efforts for the success of the Company's business; (ii) to enhance the Company's ability to attract and retain the services of experienced and knowledgeable outside directors; and (iii) to afford such key employees and outside directors an opportunity to acquire a proprietary interest in the Company, thereby aligning their interests with the interests of the Company’s stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “FOR” THE APPROVAL OF THE 2026 SHARE INCENTIVE PLAN.

Summary of the New Plan

The following summary of the main features of the 2026 Plan is qualified in its entirety by reference to the complete text of the 2026 Plan, which is set forth as Appendix A to this Proxy Statement. For purposes of the discussion contained in this Proposal 4, all capitalized terms shall have the meaning proscribed to such terms in the 2026 Plan, except as otherwise provided.

The 2026 Plan authorizes the grant and issuance of two different types of Awards: Options (“Stock Options”), which can qualify as “incentive stock options” under the Code, or as “non-qualified stock options;” and Restricted Stock, which is stock that is contingent on an employee satisfying conditions, including without limitation continued employment, passage of time or satisfaction of performance criteria.

The 2026 Plan has a number of special terms and limitations, including:

●	The exercise price for Stock Options granted under the 2026 Plan must at least equal the Shares’ fair market value at the time the Stock Option is granted;
●	The 2026 Plan expressly states that Stock Options granted under it cannot be “repriced,” as defined in the 2026 Plan, without stockholder approval;
●	4,000,000 shares, are proposed to be available for granting any Award under the 2026 Plan; and
●	Stockholder approval is required for certain types of amendments to the 2026 Plan.

Eligibility

Any Key Employee, including any Key Employee who is an officer or director of the Company or any Affiliate, any Outside Director or a third party consultant to the Company or any Affiliate shall be eligible to be designated a Participant; provided however, that an Incentive Stock Option shall not be granted to: (1) an Outside Director; or (2) an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

Administration

The 2026 Plan may be administered by a committee of the Board comprised of non-employee directors (the “Committee”), although the Board may exercise any authority of the Committee under the 2026 Plan in lieu of the Committee’s exercise thereof.

Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock; (vi) determine whether to, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash or Shares payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Shares Available for Awards

The aggregate number of Shares that can be issued under the 2026 Plan may not exceed 4,000,000 (including pursuant to Incentive Stock Options). If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or if an Award otherwise terminates without the delivery of any shares or cash payments to be received thereunder, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any shares that are used by a Participant as full or partial payment to the Company of the purchase price of Shares acquired upon exercise of an Option or satisfy applicable tax withholding requirements (including social insurance requirements) upon the exercise or vesting of an Award shall again be available for granting Awards.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or securities or other property) subject to outstanding Awards and (iii) the exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Awards

The 2026 Plan authorizes the grant and issuance of the following types of Awards: Stock Options and Restricted Stock.

Stock Options

Subject to the express provisions of the 2026 Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of Stock Options, the events causing a Stock Option to expire, the number of shares subject to any Stock Option, the restrictions on transferability of a Stock Option, and such further terms and conditions, in each case not inconsistent with the 2026 Plan, as may be determined from time to time by the Committee. The 2026 Plan expressly provides that the Company cannot “reprice” Stock Options without stockholder approval. The exercise price for Stock Options may not be less than 100% of the fair market value of the Common Stock (as determined pursuant to the 2026 Plan) at the time the Stock Option is granted. The term of each Option shall be fixed by the Committee, but such term shall not exceed 10 years from the date on which such Option is granted. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, cashless exercise, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

Restricted Stock

The Committee may make Awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as the Committee may impose, including, without limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These Awards may be subject to forfeiture and reacquired by the Company upon any conditions or criteria established by the Committee, including without limitation termination of employment or upon resignation or removal as an Outside Director during the applicable restriction period.

Amendments and Termination

The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

●	change the maximum number of shares of Common Stock for which Awards may be granted under this Plan;
●	extend the term of this Plan; or
●	change the class of persons eligible to participate in the Plan.

The Committee may amend, alter or discontinue an Award made under the Plan which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change in control, recapitalization, stock dividend, stock split, reorganization, merger, consolidation or similar type transaction that such amendment or alteration either is required or advisable in order for the Company, the Plan or any Award granted to satisfy any law or regulation or to meet the requirements of any accounting standard.

No Award granted under the 2026 Plan shall be granted pursuant to the 2026 Plan more than 10 years after the date of the Company’s stockholders’ adoption of the 2026 Plan.

Income Tax Withholding; Tax Bonuses

Withholding. In order to comply with all applicable federal, state or foreign income tax or social insurance contribution laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or foreign payroll, withholding, income, social insurance contributions or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal, state and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter to approve bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal, state and foreign taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Tax Effect to Company

The Company generally will be entitled to a tax deduction in connection with an Award under the 2026 Plan in an amount equal to the compensation income (ordinary income) realized by a Participant and at the time the Participant recognizes such income (for example, the exercise of a NQSO). Special rules limit the deductibility of compensation paid to certain Covered Employees of the Company (as defined by Section 162(m) of the Code, the annual compensation paid to any of these Covered Employees will be deductible only to the extent that it does not exceed $1,000,000 or if the compensation is paid solely on account of attaining one or more pre-established, objective performance goals. The 2026 Plan has been constructed such that some Awards in the Committee’s discretion may qualify as “performance-based compensation” under Section 162(m) of the Code and thus would be deductible even if the total compensation paid to the Covered Employee is in excess of $1,000,000. However, whether an Award will qualify under Section 162(m) as “performance-based compensation” will depend on the terms, conditions and type of the Award issued to the Covered Employee. For example, grants of Stock Options or Restricted Stock often vest only according to the optionee’s or grantee’s length of employment rather than pre-established performance goals. Therefore, the compensation derived from the Awards made to Covered Employees may not be deductible by the Company to the extent the Covered Employee’s total compensation exceeds $1,000,000.

Vote Required

Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting is required to approve the 2026 Plan.

The Board believes that the approval of the 2026 Plan is in the Company’s and the stockholders’ best interests. The Company’s non-employee directors have an interest in the proposal to adopt the 2026 Plan since each is an eligible Participant in Awards under the 2026 Plan.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2027 Annual Meeting of Stockholders, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received in writing at the Company’s offices at 5115 Ulmerton Road, Clearwater, Florida 33760, Attn: Corporate Secretary, no later than February 27, 2027, for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Such proposals must comply with Rule 14a-8 and the other applicable SEC rules and regulations.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s annual meeting, we must receive written notice of the proposal in a timely manner, but in any event no later than May 13, 2027. If such notice is received, proxies may be voted at the discretion of management if we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for election at the 2027 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than June 7, 2027. Stockholders must also comply with the other applicable requirements of Rule 14a-19.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons appointed as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

WE ARE PROVIDING HEREWITH, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2025, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. IF ANY PERSON RECEIVES THIS PROXY MATERIALS WITHOUT THE FOREGOING DOCUMENTS, THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, UPON A WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, APYX MEDICAL CORPORATION, 5115 ULMERTON ROAD, CLEARWATER, FLORIDA 33760. THE COMPANY’S TELEPHONE NUMBER AT SUCH OFFICE IS (727) 384-2323.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By order of the Board of Directors

Dated: June 26, 2026	By:	/s/ Stavros Vizirgianakis
Stavros Vizirgianakis
Executive Chairman of the Board of Directors

APYX MEDICAL CORPORATION
PROXY

APYX MEDICAL CORPORATION
5115 ULMERTON ROAD
CLEARWATER, FLORIDA 33760

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T01734-P54872 KEEP THIS PORTION FOR YOUR RECORDS

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APYX MEDICAL CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Against**	**Abstain**
1a. Stavros G. Vizirgianakis	☐	☐	☐
1b. Charles D. Goodwin	☐	☐	☐
1c. Lawrence J. Waldman	☐	☐	☐
1d. Minnie Baylor-Henry	☐	☐	☐
1e. Wendy Levine	☐	☐	☐

	For	**Against**	**Abstain**
2. The ratification of RSM US LLP as the Company's independent public accountants for the year ending December 31, 2026.	☐	☐	☐
3. The approval of a non-binding advisory proposal approving a resolution supporting the compensation of named executive officers.	☐	☐	☐
4. The approval of the 2026 Share Incentive Plan.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

NOTE: Please mark, date and sign exactly as name(s) appear(s) on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. Executors, administrators, attorneys, trustees, or guardians should state full title or capacity. Joint owners should each sign. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 10-K are available at www.proxyvote.com.

T01735-P54872

APYX MEDICAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 6, 2026 9:00 AM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement of Apyx Medical Corporation in connection with the 2026 Annual Meeting to be held on August 6, 2026, and appoints Stavros G. Vizirgianakis and Charles D. Goodwin, or either of them, proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to represent and to vote, all the shares of common stock of Apyx Medical Corporation, a Delaware corporation ("Company"), that the undersigned would be entitled to vote at our Annual Meeting of Stockholders ("Annual Meeting") on August 6, 2026 and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting, hereby revoking any proxy heretofore given. The proxy holders appointed hereby are further authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified. **If no direction is made, this proxy will be voted in favor of all proposals.**

Continued and to be signed on the reverse side

Appendix A

APYX MEDICAL CORPORATION

2026 SHARE INCENTIVE PLAN

Section 1. Purpose.

The purposes of the Apyx Medical Corporation 2026 Share Incentive Plan (the “Plan”) are to: (i) aid in maintaining and developing key employees capable of assuring the future success of Apyx Medical Corporation (the “Company”), and to offer such personnel incentives to put forth maximum efforts for the success of the Company’s business; (ii) to enhance the Company’s ability to attract and retain the services of experienced and knowledgeable outside directors; and (iii) to afford such key employees and outside directors an opportunity to acquire a proprietary interest in the Company, thereby aligning their interests with the interests of the Company’s stockholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

a.

“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

b.	“Award” shall mean any Option or Restricted Stock granted under the Plan.

c.	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

d.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

e.

“Committee” shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than three (3) directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3.

f.

“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Shares on a given date shall be the closing price of the Shares on such date on The Nasdaq Global Select Market (“Nasdaq”) or any other national securities exchange on which the Company’s Common Stock is listed.

g.	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

h.	“Key Employee” shall mean any employee of the Company or any Affiliate who the Committee determines to be a key employee.

i.	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

j.	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

k.	“Outside Director” shall mean each member of the Board of Directors of the Company that is not also an employee of the Company or any Affiliate of the Company.

l.	“Participant” shall mean either: (i) a Key Employee, (ii) an Outside Director, or (iii) a third party consultant to the Company or any Affiliate designated to be granted an Award under the Plan.

m.	“Person” shall mean any individual, corporation, partnership, association or trust.

n.	“Restricted Stock” shall mean any Share granted under Section 6(b) of the Plan.

o.	“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

p.

“Shares” shall mean shares of Common Stock, $0.001 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

Section 3. Administration.

a.

Power and Authority of the Committee. The Plan shall be administered by the Board of Directors, or if the Board of Directors shall so designate, by the Committee. For purposes of this Plan, references to the Committee shall mean either the Board of Directors or the Committee if the Committee has been designated by the Board of Directors to administer the Plan. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash or Shares payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

b.

Meetings of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as the Committee may determine. A majority of the Committee’s members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

Section 4. Shares Available for Awards.

a.

Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares available for the granting of Awards under the Plan shall be 4,000,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares or cash payments to be received thereunder, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any Shares that are used by a Participant as full or partial payment to the Company of the purchase price of Shares acquired upon exercise of an Option or to satisfy applicable tax withholding requirements (including social insurance requirements) upon the exercise or vesting of an Award shall again be available for granting Awards.

b.

Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

c.

Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or securities or other property) subject to outstanding Awards and (iii) the exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5. Eligibility.

Any Key Employee, including any Key Employee who is an officer or director of the Company or any Affiliate, any Outside Director or a third party consultant to the Company or any Affiliate shall be eligible to be designated a Participant; provided, however, that an Incentive Stock Option shall not be granted to: (1) an Outside Director; or (2) an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

Section 6. Awards.

a.

Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

i.

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of the Shares on the date such option is granted.

ii.	Option Term. The term of each Option shall be fixed by the Committee, but such term shall not exceed 10 years from the date on which such Option is granted.

iii.

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, cashless exercise, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

b.

Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

i.

Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

ii.

Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

iii.

Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment or upon resignation or removal as an Outside Director (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

c.	General.

i.

No Cash Consideration for Awards. Except as otherwise determined by the Committee, Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

ii.

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

iii.

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in Shares, cash or a combination thereof as the Committee shall determine, and may be made in a single payment, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.

iv.

Limits On Transfer of Awards. No Award and no right under any such Award shall be assignable, alienable, salable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant may, in the manner established by the Committee,

A.	designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant, or

B.

transfer a Non-Qualified Stock Option to any “family member” (as such term is used in Form S-8 under the Securities Act of 1933) of such Participant, provided that (1) there is no consideration for such transfer or such transfer is effected pursuant to a domestic relations order in settlement of marital property rights, and (2) the Non-Qualified Stock Options held by such transferees continue to be subject to the same terms and conditions (including restrictions or subsequent transfers) as were applicable to such Non-Qualified Stock Options immediately prior to their transfer.

Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant, by a transferee pursuant to a transfer permitted by clause (B) of this Section 6(c)(iv), or, if permissible under applicable law, by the Participant’s or such transferee’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

v.	Term of Awards. Subject to the terms of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

vi.

Restrictions; Securities Exchange Listing. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal, state or foreign securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares are traded on a securities exchange, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities exchange.

Section 7. Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

a.

Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

i.	absent such approval, would cause Rule 16b-3 to become unavailable with respect to the Plan;

ii.

requires the approval of the Company’s stockholders under any rules or regulations of Nasdaq, or, if applicable Financial Industry Regulatory Authority, Inc. or any securities exchange that are applicable to the Company; or

iii.	requires the approval of the Company’s stockholders under the Code in order to permit Incentive Stock Options to be granted under the Plan.

b.

Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively, subject to Section 7(c) of the Plan. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof.

c.

Prohibition on Option Repricing. The Committee shall not reduce the exercise price of any outstanding Option, whether through amendment, cancellation or replacement grants, or any other means, without shareholder approval.

d.

Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding; Tax Bonuses.

a.

Withholding. In order to comply with all applicable federal, state or foreign income tax or social insurance contribution laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or foreign payroll, withholding, income, social insurance contributions or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal, state and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

b.

Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter to approve bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal, state and foreign taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9. General Provisions.

a.

No Rights to Awards. No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

b.

Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Key Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

c.	Terms of Awards. The specific terms of an Award pursuant to the Plan shall be set forth in an Award Agreement duly executed (by manual, facsimile or electronic signature) on behalf of the Company.

d.

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

e.

No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or any right to remain as a member of the Board of Directors, as the case may be. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment (or remove an Outside Director), free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

f.

Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principals.

g.

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

h.

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

i.

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

j.

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

Section 11. Term of the Plan.

Awards shall be granted under the Plan during a period commencing the date the Plan was approved by the stockholders of the Company, through a date which is ten (10) years from the date of such shareholder approval. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the ending date of the period stated above, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.